UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

☒  Filed by the Registrant                              ☐    Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERITIV CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Information

The following communication relates to the proposed acquisition of Veritiv Corporation, a Delaware corporation (the “Company”), by Verde Purchaser, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), and Verde Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2023, by and among the Company, Parent and Merger Subsidiary (as it has been or may be amended, supplemented, waived or otherwise modified in accordance with its terms, the “Merger Agreement”). On September 18, 2023, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for the solicitation of proxies in connection with a special meeting of the Company’s stockholders to be held on October 17, 2023 to consider and vote on several proposals, including the approval and adoption of the Merger Agreement.

On September 18, 2023, in connection with the filing of the Proxy Statement, the Company distributed an email message to its stockholders of record as of the close of business on September 13, 2023.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed acquisition of the Company by CD&R and financial condition, results of operations and businesses of the Company. Some of these statements can be identified by terms and phrases such as “believe,” “expect,” “anticipate,” “continue,” “intend,” “will,” “may,” “should,” “could,” “would,” “plan,” “estimate,” “predict,” “potential,” “goal,” “outlook,” or the negative of such terms, or other comparable expressions. The Company cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the timing of the proposed acquisition, the satisfaction of the closing conditions to the proposed acquisition, including required regulatory and stockholder approvals, and the Company’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed acquisition due to the failure to obtain stockholder approval for the proposed acquisition or the failure to satisfy other conditions to completion of the proposed acquisition, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed acquisition and the significant costs that the Company will and has incurred in connection with the proposed acquisition; the effect of the announcement of the proposed acquisition on the Company’s relationships with its customers, suppliers and joint venture partners, and on its operating results and business generally; the risk that the proposed acquisition will not be consummated in a timely manner; the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from the Company’s suppliers for resale to the Company’s customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of multiple significant customers; adverse developments in general business and economic conditions that could impair the Company’s ability to use net operating loss carryforwards and other deferred tax assets; the Company’s ability to adequately protect the Company’s material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; the Company’s ability to attract, train and retain appropriately qualified employees; the Company’s pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; the Company’s ability to generate sufficient cash to service the Company’s debt; the Company’s ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; the Company’s ability to adequately address environmental, social and governance matters; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting the Company’s business; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for the Company’s products and services, the Company’s business including the Company’s international operations, and the Company’s customers; foreign currency fluctuations; inclement weather, widespread outbreak of a pandemic or other health emergency, anti-terrorism measures and other disruptions to the Company’s supply chain, distribution system and operations; the Company’s dependence on a variety of information technology and telecommunications systems and the Internet; the Company’s reliance on third-party vendors for various services; cybersecurity risks; and other events of which the Company is presently unaware or that the Company currently deems immaterial that may result in unexpected adverse operating results. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 28, 2023 and Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by CD&R. In connection with the proposed acquisition, the Company has filed with the SEC and will furnish to the Company’s stockholders the Proxy Statement and other relevant documents. Stockholders are urged to read the Proxy Statement and any other documents to be filed with the SEC in connection with the proposed acquisition or incorporated by reference in the Proxy Statement because they contain or will contain important information about the proposed acquisition.

Investors are able to obtain free of charge the Proxy Statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the Proxy Statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company’s website at https://ir.veritiv.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed acquisition are set forth in the Proxy Statement and will be set forth in the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 17, 2023 in advance of the 2023 Annual Meeting of the Company’s stockholders.